EXHIBIT 10.14
AMENDMENT TO THE
AMENDED AND RESTATED
LIVERAMP HOLDINGS, INC.
NON-QUALIFIED MATCHING CONTRIBUTION PLAN

WHEREAS, LiveRamp Holdings, Inc. (the “Company”) maintains the LiveRamp Holdings, Inc. Non-Qualified Matching Contribution Plan (the “Plan”), amended and restated effective January 1, 2009;

WHEREAS, the Company wishes to end Employer matching contributions to the Plan; and

WHEREAS, Section 6.3 of the Plan authorizes the Board or a properly authorized committee of the Board to amend the plan from time-to-time.

NOW, THEREFORE, BE IT RESOLVED, the Company hereby amends the Plan, effective January 1, 2020, as follows:

1.    Plan Section 1.1 is restated in its entirety as follows:
“This Plan is established by the Employer to provide certain select management or highly compensated employees a matching contribution of a percentage of their Compensation deferred under the LiveRamp Holdings, Inc. Non-Qualified Deferral Plan. This Plan is not intended to, and does not, qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, and is designed to be a “top hat” plan under Section 201(2) of the Employee Retirement Income Security Act of 1974. Effective January 1, 2020, Participants in the Plan are no longer eligible to receive Employer matching contributions under the Plan.”
5.    Plan Section 3.2 is amended by adding the following paragraph to the end thereof as follows:
“Effective January 1, 2020, Participants will no longer be eligible to receive matching contributions under the Plan.”
IN WITNESS WHEREOF, the party hereto has executed this amendment on the 12th day of November, 2019.
                        LIVERAMP HOLDINGS, INC.

                        By: /s/ Jerry C. Jones